UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2007

The Yankee Candle Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-15023	04-2591416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Yankee Candle Way South Deerfield, Massachusetts	01373
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 665-8306

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 21, 2007, The Yankee Candle Company, Inc. (the “Company”) and the guarantors named therein and HSBC Bank USA N.A., as Trustee, entered into a Second Supplemental Indenture to the Indenture, dated August 21, 2007, relating to the Company’s 9 3/4% Senior Subordinated Notes due 2017, and a Second Supplemental Indenture to the Indenture, dated August 21, 2007, relating to the Company’s 8 1/2% Senior Notes due 2015. The Supplemental indentures are filed as Exhibit 4.1 and Exhibit 4.2, respectively, hereto. The supplemental indentures were entered into to make a correcting change to conform the indentures to the “Description of Notes” contained in the offering memorandum relating to the notes.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document
4.1	Second Supplemental Indenture, dated as of August 21, 2007, by and among The Yankee Candle Company, Inc and the guarantors listed therein and HSBC Bank USA N.A., as trustee.

4.2	Second Supplemental Indenture, dated as of August 21, 2007, by and among The Yankee Candle Company, Inc and the guarantors listed therein and HSBC Bank USA N.A., as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Yankee Candle Company, Inc.

Date: August 27, 2007	By:	/s/ James A. Perley
James A. Perley, Senior Vice President and General Counsel